                                                                   EXHIBIT 10.11

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                           REVOLVING CREDIT AGREEMENT



                                  BY AND AMONG



                          MERCURY GENERAL CORPORATION,



                           THE LENDERS PARTY HERETO,


                                      AND


                         THE BANK OF NEW YORK, AS AGENT



                               ________________

                                  $75,000,000
                               ________________



                         DATED AS OF NOVEMBER 21, 1996

     REVOLVING CREDIT AGREEMENT, dated as of November 21, 1996, by and among MERCURY GENERAL CORPORATION, a California corporation (the "BORROWER"), the lenders party hereto (collectively, together with their respective assigns, the "LENDERS", and each a "LENDER") and THE BANK OF NEW YORK, as agent for the Lenders (in such capacity, the "AGENT").


1.   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION
     ------------------------------------------

     1.1. Definitions
          -----------

          As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

          "ABR Advances": the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

          "Accountants": KPMG Peat Marwick (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Agent.

          "Acquisition": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including by devise, bequest, gift, through a dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) the Capital Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any business, going concern or division or segment thereof, or (iii) the Property of any other Person other than in the ordinary course of business, provided, however, that no acquisition of all or substantially all of the assets of such other Person shall be deemed to be in the ordinary course of business.

          "Adjusted Net Worth": at any date of determination, the sum of all amounts which would be included under shareholders' equity on a Consolidated balance sheet of the Borrower determined in accordance with GAAP (without adjusting the value of securities held by the Borrower or its Subsidiaries to market value as contemplated under FASB 115 for securities designated as "available for sale").

          "Advance": an ABR Advance or a Eurodollar Advance, as the case may be.

          "Affected Advance": defined in Section 2.9.

          "Affected Principal Amount": in the event that (i) the Borrower shall fail for any reason to borrow, convert or continue after it shall have notified the Agent of its intent to do so in any instance in which it shall have requested a Eurodollar Advance, an amount equal to the principal amount of such Eurodollar Advance; (ii) a Eurodollar Advance shall terminate pursuant to the provisions hereof prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance; and
(iii) the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance so prepaid or repaid.

          "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Aggregate Commitments": on any date, the sum of all Commitments on such date.

          "Agreement": this Revolving Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

          "Annual Statement": defined in Section 4.13(b).

          "Applicable Insurance Code": with respect to any Insurance Subsidiary, the insurance code of any jurisdiction where such Insurance Subsidiary is domiciled or is conducting an insurance business, as in effect from time to time and including any successor code or statute thereto, together with the regulations issued thereunder.

          "Applicable Insurance Regulatory Authority": with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority located in the jurisdiction in which such Insurance Subsidiary is domiciled and, to the extent that it has any regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such In surance Subsidiary is licensed.

          "Applicable Lending Office": in respect of any Lender, (i) in the case of such Lender's ABR Advances, its Domestic Lending Office and (ii) in the case of such Lender's Eurodollar Advances, its Eurodollar Lending Office.

          "Applicable Margin": (i) with respect to the unpaid principal balance of ABR Advances, the applicable percentage set forth below in the column entitled "ABR Advances", (ii) with respect to the unpaid principal balance of Eurodollar Advances, the applicable percentage set forth below in the column entitled "Eurodollar Advances", and (iii) with respect to the Commitment Fee, the applicable percentage set forth below in the column entitled "Commitment Fee"; in each case opposite the applicable Pricing Level:

                      ABR         Eurodollar    Commitment
Pricing Level         Advances    Advances      Fee
-------------------   --------    ----------    -----------

Pricing Level I       0%          0.5000%       .1875%
Pricing Level II      0%          0.6250%       .2500%

Changes in the Applicable Margin resulting from a change in Pricing Level shall become effective upon the earlier of the delivery by the Borrower to the Agent of a certificate pursuant to Section 7.1(d) and the date such certificate is required to be delivered pursuant to such Section.

          "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which the assignor assigns to the assignee all or any portion of such assignor's Notes and Commitment, substantially in the form of Exhibit D.

          "Assignment Fee": defined in Section 11.6(b).

          "Authorized Signatory": as to (i) any Person which is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other duly authorized officer (acceptable to the Agent) of such Person and (ii) any Person which is not a corporation, the general partner or other managing Person thereof.

          "Benefited Lender": defined in Section 11.8.

          "BNY": The Bank of New York.

          "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

          "Borrowing Date": any Business Day specified in (i) a Borrowing Request as a date on which the Borrower requests the Lenders to make Loans.

          "Borrowing Request": a request for Loans in the form of Exhibit C.

          "Business Day": for all purposes other than as set forth in clause
(ii) below, (i) any day other than a Saturday, Sunday or a day on which commercial banks located in New York City and Los Angeles are authorized or required by law or other governmental action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in foreign currency and exchange and Eurodollar funding between banks may be carried on in London, England.

          "Capital Lease Obligations": with respect to any Person, the obligations of such Person with respect to leases which, in accordance with GAAP, are required to be capitalized on the financial statements of such Person.

          "Code": the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

          "Commitment": in respect of any Lender, such Lender's under taking during the Commitment Period to make Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the amount set forth next to the name of such Lender in Exhibit A under the heading "Commitments", as such amount may be reduced pursuant to Section 2.4.

          "Commitment Fee": defined in Section 3.1.

          "Commitment Period": the period from the Effective Date until the Business Day immediately preceding the Maturity Date.

          "Commitment Percentage": as to any Lender, the percentage set forth opposite the name of such Lender in Exhibit A under the heading "Commitment Percentage".

          "Compensatory Interest Payment": defined in Section 2.7(c).

          "Consolidated": the Borrower and its Subsidiaries which are consolidated for financial reporting purposes.

          "Consolidated Statutory Capital and Surplus": at any date the consolidated statutory capital and surplus of the Borrower and its Subsidiaries determined as of such date in accordance with SAP.

          "Consolidating": the Borrower and its Subsidiaries taken separately.

          "Contingent Obligation": as to any Person (the "secondary obligor"),
                                                          -----------------
any obligation, without duplication, of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (ii) guaranteeing or in effect guaranteeing any indebtedness, lease, dividend or other obligation ("primary obligation") of any other Person (the
                               ------------------
"primary obligor") in any manner, whether directly or indirectly, including,
----------------
without limitation, any obligation of such secondary obligor, whether contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (D) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (E) in respect of the liabilities of any partnership in which such secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include (1) amounts potentially owed on or with respect to insurance policies issued or sold in the ordinary course of business, (2) premiums for any such policies, to the extent attributable to a period after a particular date upon which Contingent Obligations are being determined or (3) the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Control Person": defined in Section 2.12.

          "Conversion/Continuation Date": the date on which (i) a Eurodollar Advance is converted to an ABR Advance, (ii) the date on which an ABR Advance is converted to a Eurodollar Advance or (iii) the date on which a Eurodollar Advance is continued as a new Eurodollar Advance.

          "Default": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

          "Disposition": with respect to any Person, any sale, ceding, assignment, transfer or other disposition by such Person, by any means, of (a) any Operating Entity, or (b) any other Property of such Person, provided, however, that the term "Disposition" shall not include any sale, ceding, assignment, transfer or other disposition by a Person that is a corporation (i) to a wholly-owned Subsidiary of that Person or (2) as a dividend to that Person's shareholders.

          "Dollars" and "$": lawful currency of the United States of America.

          "Domestic Lending Office": in respect of any Lender, initially, the office or offices of such Lender designated as such on Schedule 1.1; thereafter, such other office of such Lender through which it shall be making or maintaining ABR Advances, as reported by such Lender to the Agent and the Borrower.

          "EBITDA": for any period, net income of the Borrower and its Non-Insurance Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP, plus the sum of, without duplication, (i) Interest Expense, (ii) provision for income taxes of the Borrower and its Non-Insurance Subsidiaries and (iii) depreciation, amortization and other non-cash charges of the Borrower and its Non-Insurance Subsidiaries, each to the extent

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deducted in determining such net income for such period.

          "Effective Date": November 21, 1996.

          "Employee Benefit Plan": an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

          "Environmental Laws": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene, and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA (S)9601 et seq.; (ii) the Resource Conservation and Recovery
                         -- ---
Act of 1976, as amended, 42 USCA (S)6901 et seq.; (iii) the Toxic Substance
                                         -- ---
Control Act, as amended, 15 USCA (S)2601 et. seq.; (iv) the Water Pollution
                                         --  ---
Control Act, as amended, 33 USCA (S)1251 et. seq.; (v) the Clean Air Act, as
                                         --  ---
amended, 42 USCA (S)7401 et seq.; (vi) the Hazardous Material Transportation Act, as amended, 49 USCA (S)1801 et seq. and (viii) all rules, regulations,
                                 -- ---
judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

          "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code of which the Borrower or any of its Subsidiaries is a member.

          "Eurodollar Advances": collectively, the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

          "Eurodollar Lending Office": in respect of any Lender, initially the office, branch or affiliate of such Lender designated as such on Schedule 1.1 (or, if no such office branch or affiliate is specified, its Domestic Lending Office); thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Agent and the Borrower.

          "Eurodollar Rate": with respect to the Interest Period applicable to any Eurodollar Advance, a rate of interest per annum, as determined by the Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

               (a) the rate, as reported by BNY to the Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to the Eurodollar Advance of BNY to which such Interest Period shall apply for a period equal to such Interest Period, as quoted at approximately 11:00 A.M. two Business Days prior to the first day of such Interest Period, by

               (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by non-domestic offices of any Lender to United States Residents. Such reserve requirements shall include, without limitation, those imposed under such Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

          "Event of Default": any of the events specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or any other condition has been satisfied.

          "Existing Agreement": the Revolving Credit Agreement, dated as of December 20, 1994, among the Borrower, the Lenders party thereto and The Bank of New York, as Agent.

          "Existing Indebtedness": all amounts due and owning under the Existing Agreement.

          "Extension Request": defined in Section 2.17.

          "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Agent.

          "Financial Statements": defined in Section 4.13(a).

          "GAAP": generally accepted accounting principles as from time to time in effect in the United States.

          "GAAP Net Worth": at any date of determination, the sum of all amounts which would be included under shareholders' equity on a Consolidated balance sheet of the Borrower determined in accordance with GAAP.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator (including, without limitation, any Applicable Insurance Regulatory Authority).

          "Hazardous Substance": any hazardous or toxic substance, material or waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

          "Highest Lawful Rate": as to any Lender, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Notes held thereby or which may be owing to such Lender pursuant to this Agreement and the other Loan Documents under the laws applicable to such Lender and this transaction.

          "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (v) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), (vi) obligations under Capital Lease Obligations and (vii) Contingent Obligations; provided that, for purposes of this definition, (a) "Indebtedness" shall not include obligations in respect of interest rate caps, collars, swaps or other similar agreements, and (b) Indebtedness under clauses (iii) or (v) shall be taken at the lesser of the principal amount of such Indebtedness and the value of the property subject to the Lien referred to therein.

          "Indemnified Person": defined in Section 11.10.

          "Insurance Subsidiary": each Subsidiary of the Borrower set forth on
Schedule 4.1 under the heading "Engaged in an Insurance Business."

          "Intellectual Property": all copyrights, trademarks, servicemarks, patents, trade names and service names.

          "Interest Coverage Ratio": at any date of determination, the ratio of
(i) the sum of (x) EBITDA of the Borrower and its Non-Insurance Subsidiaries for the immediately preceding four fiscal quarters of the Borrower plus (y) the
                                                               ----
greater of (1) 10% of Statutory Surplus of the Insurance Subsidiaries at such date of determination and (2) Statutory Net Income of the Insurance Subsidiaries for the immediately preceding four fiscal quarters of the Borrower to (ii) Interest Expense for the immediately preceding four fiscal quarters of the Borrower.

          "Interest Expense": for any period, the sum of, without duplication, all interest and commitment fees (adjusted to give effect to all interest rate swap, cap or other interest rate hedging arrangements and fees and expenses paid in connection with the same, all as determined in accordance with GAAP), paid or accrued in respect of all Indebtedness of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP during such period.

          "Interest Payment Date": (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance in respect of which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, and (iii) as to any Eurodollar Advance in respect of which the Borrower has selected an Interest Period of six months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period": with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion/Continuation Date with respect to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion/Continuation, provided, however, that (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period pertaining that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month and (iii) the Borrower shall select Interest Periods so as not to have more than five different Interest Periods outstanding at any one time for all Loans.

          "Leverage Ratio": as of any date, the ratio of (a) Consolidated Indebtedness of the Borrower on such date, to (b) the sum of (i) Consolidated Indebtedness of the Borrower on such date, plus (ii) Adjusted Net Worth on such date.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

          "Loan Documents": collectively, this Agreement and the Notes.

          "Loan" and "Loans": defined in Section 2.1.

          "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

          "Material Adverse Change": a material adverse change in (i) the financial condition, operations, business, prospects or Property of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the ability of the Agent and the Lenders to enforce the Loan Documents, including, without limitation, as a result of a change of law since December 31, 1995.

          "Material Adverse Effect": a material adverse effect on (i) the financial condition, operations, business, prospects or Property of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the ability of the Agent and the Lenders to enforce the Loan Documents, including, without limitation, as a result of a change of law since December 31, 1995.

          "Maturity Date": November 21, 1999 (or any date subsequent thereto resulting from an extension of the Maturity Date pursuant to Section 2.17), or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

          "Multiemployer Plan": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NAIC": the National Association of Insurance Commissioners, or any association or Governmental Authority successor to the functions thereof.

          "Non-Insurance Subsidiary": each Subsidiary of the Borrower set forth on Schedule 4.1 under the heading "Not Engaged in an Insurance Business."

          "Note" and "Notes": defined in Section 2.2.

          "Notice of Conversion/Continuation": a notice substantially in the form of Exhibit G.

          "Operating Entity": (a) any Person, (b) any business or operating unit of a Person which is, or could be, operated separate and apart from the other businesses and operations of such Person, or (c) any other line of business or business segment.

          "Pension Plan": at any date of determination, any Employee Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under
Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or any ERISA Affiliate.

          "Permitted Liens": Liens permitted to exist under Section 8.2.

          "Person": any individual, firm, partnership, joint venture, corporation, limited liability company, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

          "Pricing Level I": any time when the Leverage Ratio is less than or equal to .15:1.00.

          "Pricing Level II": any time when the Leverage Ratio is greater than .15:1.00.

          "Property": all types of real, personal, tangible, intangible or mixed property.

          "Real Property": all real property owned or leased by the Borrower or any of its Subsidiaries.

          "Reinsurance Agreement": any agreement, contract, treaty, certificate or other arrangement under which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liabilities assumed, or the assets held, by such Insurance Subsidiary under one or more policies of insurance (including, without limitation, any agreement, contract, treaty, certificate or other arrangement that is treated as such by any Applicable Insurance Regulatory Authority of such Insurance Subsidiary).

          "Remaining Interest Period": (i) in the event that the Borrower shall fail for any reason to borrow a Loan in respect of which it shall have requested a Eurodollar Advance or convert an Advance to, or continue an Advance as, a Eurodollar Advance after it shall have notified the Agent of its intent to do so, a period equal to the Interest Period that the Borrower elected in respect of such Eurodollar Advance; or (ii) in the event that a Eurodollar Advance shall terminate pursuant to the provisions hereof prior to the last day of the Interest Period applicable thereto, a period equal to the remaining portion of such Interest Period if such Interest Period had not been so terminated; or
(iii) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such Interest Period.

          "Required Lenders": at any time when no Loans are out standing, Lenders having Commitments (or if no Commitments then exist, Lenders having Commitments on the last day on which Commitments did exist) equal to at least 66 2/3% of the aggregate Commitments of all the Lenders, and at any time when Loans are outstanding, Lenders holding Notes having an unpaid principal balance equal to at least 66 2/3% of the aggregate Loans outstanding.

          "Restricted Payment": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Stock or other equity interest in such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Stock to the holders of such shares) and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Stock or other equity interest in such Person now or hereafter outstanding.

          "SAP": with respect to each Insurance Subsidiary, statutory accounting principles in effect from time to time prescribed or permitted by the Applicable Insurance Regulatory Authority in the preparation of the financial statements of such Subsidiary.

          "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

          "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to the Agent.

          "Statutory Net Income": with respect to the Insurance Subsidiaries for any period, the consolidated statutory net income of the Insurance Subsidiaries for such period computed in accordance with SAP and consistent with that reported on line 16, page 4, column 1 of the Summary of Operations Statement in the Annual Statement.

          "Statutory Surplus": with respect to the Insurance Subsidiaries at any date of determination, the consolidated statutory surplus of the Insurance Subsidiaries on such date computed in accordance with SAP and consistent with that reported on line 25, page 3, column

1 of the Liabilities, Surplus and Other Funds Statement in the Annual Statement.

          "Stock": as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

          "Subsidiary": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

          "Tax": any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

          "Tax on the Overall Net Income": as to any Person, a Tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its Domestic Lending Office) is located or by any political subdivision or taxing authority thereof or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

          "United States": the United States of America (including the States thereof and the District of Columbia).

          "Unqualified Amount": defined in Section 2.7(c).

     1.2. Principles of Construction

          (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

          (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, or, to the extent that such terms apply solely to one or more Insurance Subsidiaries, given to them under SAP.

          (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

          (d) The phrase "may not" is prohibitive and not permissive.

          (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

          (f) Unless specifically provided in a Loan Document to the contrary, references to a time shall refer to New York City time.

          (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          (h) References in any Loan Document to a fiscal period shall refer to that fiscal period of the Borrower.


2. AMOUNT AND TERMS OF LOANS

     2.1. Loans

          Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each a "Loan" and, as the context may
                                               ----
require, collectively with all other Loans of such Lender and with the Loans of all other Lenders, the "Loans") to the Borrower from time to time during the Commitment Period, provided, however, that immediately after giving effect thereto (i) the outstanding principal balance of such Lender's Loans would not exceed such Lender's Commitment, and (b) the aggregate outstanding principal balance of all Lenders' Loans would not exceed the Aggregate Commitments. During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Aggregate Commitments, all in accordance with the terms and conditions of this Agreement.

     2.2. Notes

          The Loans made by a Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B, with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, a "Note" and, collectively with the Notes of all other Lenders, the "Notes"), payable to the order of such Lender for the account of its Applicable Lending Office and representing the obligation of the

Borrower to pay the lesser of (a) the original amount of the Commitment of such Lender and (b) the aggregate unpaid principal balance of all Loans made by such Lender, with interest thereon as prescribed in Section 2.7. Each Note shall (i) be dated the first Borrowing Date, (ii) be stated to mature on the Maturity Date and (iii) bear interest from the date thereof on the unpaid principal balance thereof at the applicable interest rate or rates per annum determined as provided in Section 2.7. Interest on each Note shall be pay able as specified in
Section 2.7.

     2.3. Procedure for Borrowing

          (a) The Borrower may borrow under the Aggregate Commitments on any Business Day during the Commitment Period, provided, however, that the Borrower shall notify the Agent (by telephone or fax) no later than: 12:00 Noon three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances, and 12:00 Noon, one Business Day prior to the requested Borrowing Date, in the case of ABR Advances, specifying in each case (i) the aggregate principal amount to be borrowed under the Aggregate Commitments, (ii) the requested Borrowing Date, (iii) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof and (iv) if the borrowing is to consist of one or more Eurodollar Advances, the length of the Interest Period for each such Eurodollar Advance, provided, however, that no Interest Period selected in respect of any Loan shall end after the Maturity Date. If the Borrower fails to give timely notice in connection with a request for a Eurodollar Advance, the Borrower shall be deemed to have elected that such Advance shall be made as an ABR Advance. Each such notice shall be irrevocable and confirmed immediately by delivery to the Agent of a Borrowing Request. Each Advance shall be in an aggregate principal amount equal to $3,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof, or, if less, the unused amount of the Aggregate Commitments.

          (b) Upon receipt of each notice of borrowing from the Borrower, the Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, (i) each Lender will make the amount of its Commitment Percentage of each borrowing available to the Agent for the account of the Borrower at the office of the Agent set forth in Section
11.2 not later than 2:00 PM on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Agent at such office. The amounts so made available to the Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Agent, be made available on such date to the Borrower by the Agent at the office of the Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Agent.

          (c) Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by fax or other writing) that such Lender will not make available to the Agent such Lender's Commitment Percentage of the Loans requested by the Borrower, the Agent may assume that such Lender has made such share available to the Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the proposed borrowing from the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its Commitment Percentage of such Loans available to the Agent, such Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 2.7 for ABR Advances, and, in the case of such Lender, the Federal Funds Rate in effect on each such day (as determined by the Agent). Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of the Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.

          (d) If a Lender makes a new Loan on a Borrowing Date on which the Borrower is to repay a Loan from such Lender, such Lender shall apply the proceeds of such new Loan to make such repayment, and only the excess of the proceeds of such new Loan over the Loan being repaid need be made available to the Agent.

          (e) Notices of borrowing given by telephone shall be deemed given when made by telephone and the Agent and the Lenders may rely thereon whether such notice is confirmed by the delivery of a Borrowing Request.

     2.4. Termination or Reduction of Aggregate Commitments

          (a) Voluntary Reductions. The Borrower shall have the right, upon at least three Business Days' prior written notice to the Agent, at any time to terminate the Aggregate Commitments or from time to time to permanently reduce the Aggregate Commitments, provided, however, that any such reduction shall be in the amount of $3,000,000 (or such lesser available amount of the Facility) or $3,000,000 plus a whole multiple of $1,000,000 in excess thereof.

          (b) In General. Reductions of the Aggregate Commitments shall be applied pro rata according to the Commitment of each Lender. Simultaneously with each reduction of the Aggregate Commitments under this Section, the Borrower shall pay the Commitment Fee accrued on the amount by which the Aggregate Commitments have been reduced and prepay the Loans as required by Section 2.5(b).

     2.5. Prepayments of the Loans

          (a) Voluntary Prepayments. The Borrower may, at its option, prepay the Loans without premium or penalty, in full at any time or in part from time to time by notifying the Agent in writing at least one Business Day prior to the proposed prepayment date, in the case of Loans consisting of ABR Advances and at least three Business Days prior to the pro-posed prepayment date, in the case of Loans consisting of Eurodollar Advances, in each case specifying whether the Loans to be prepaid consist of ABR Advances, Eurodollar Advances, or a combination thereof, the amount to be prepaid and the date of prepayment. Such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Each partial prepayment of the Loans pursuant to this subsection shall be in an aggregate principal amount of $3,000,000 (or any smaller outstanding balance of the Loans) or $3,000,000 plus a whole multiple of $1,000,000 in excess thereof. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Eurodollar Advances shall exceed (subject to Section 2.6) $3,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

          (b) Mandatory Prepayments of Loans Relating to Reductions of the Aggregate Commitments. Simultaneously with each reduction of the Aggregate Commitments under Section 2.4, the Borrower shall prepay the Loans by the amount, if any, by which the aggregate unpaid principal balance of the Loans exceeds the amount of the Aggregate Commitments as so reduced.

          (c) In General. If any prepayment is made in respect of any Eurodollar Advance, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 2.14.

     2.6. Conversions and Continuations

          (a) The Borrower may elect from time to time to convert Eurodollar Advances to ABR Advances by giving the Agent at least one Business Day's prior irrevocable notice of such election (confirmed by the delivery of a Notice of Conversion/Continuation), specifying the amount to be so converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to (i) convert ABR Advances to Eurodollar Advances and
(ii) to continue Eurodollar Advances by selecting a new Interest Period therefor, in each case by giving the Agent at least three Business Days' prior irrevocable notice of such election (confirmed by the delivery of a Notice of Conversion/Continuation), in the case of a conversion to, or continuation of, Eurodollar Advances, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such continuation of Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances which are to be continued as such new Eurodollar Advances. The Agent shall promptly provide the Lenders with a copy of each such Notice of Conversion/Continuation. ABR
Advances and Eurodollar Advances may be converted or continued pursuant to this
Section in whole or in part, provided that conversions of ABR Advances to Eurodollar Advances, or continuations of Eurodollar Advances shall be in an aggregate principal amount of $3,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

          (b) Notwithstanding anything in this Section to the contrary, no ABR Advance may be converted to a Eurodollar Advance and no Eurodollar Advance may be continued, if the Borrower or the Agent has knowledge that an Event of Default has occurred and is continuing either (i) at the time the Borrower shall notify the Agent of its election to convert or continue or (ii) on the requested Conversion/Continuation Date. In such event, such ABR Advance shall be automatically continued as an ABR Advance, or such Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Interest Period applicable to such Eurodollar Advance. If an Event of Default shall have occurred and be continuing, the Agent shall, at the request of the Required Lenders, notify the Borrower (by telephone or otherwise) that all, or such lesser amount as the Required Lenders shall designate, of the outstanding Eurodollar Advances shall be automatically converted to ABR Advances, in which event such Eurodollar Advances shall be automatically converted to ABR Advances on the date such notice is given.

          (c) No Interest Period selected in respect of conversion or continuation of any Eurodollar Advance shall end after the Maturity Date.

          (d) Each conversion or continuation of a Eurodollar Advance shall be effected by each Lender by applying the proceeds of its new Eurodollar Advance to its Eurodollar Advances (or portion thereof) being converted or continued (it being understood that such conversion or continuation shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

          (e) Notices in respect of a conversion or continuation given by telephone shall be deemed given when made by telephone and the Agent and the Lenders may rely thereon whether such notice is confirmed by the delivery of a Notice of Conversion/Continuation.

     2.7. Interest Rate and Payment Dates

          (a) Prior to Maturity. Except as otherwise provided in Section 2.7(b), prior to maturity, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

             LOANS                       RATE
             -----                       ----
          Made as ABR            Alternate Base Rate plus the
          Advances               Applicable Margin.

          Made as Eurodollar     Eurodollar Rate for the
          Advances               applicable Interest Period
                                 plus the Applicable Margin.

          (b) Event of Default. After the occurrence and during the continuance of a Default or an Event of Default under Section 9.1(a) or (b), the outstanding principal balance of the Loans shall bear interest at a rate per annum equal to 2% plus the rate which would otherwise be applicable under Section 2.7(a), and any overdue interest or other amount payable under the Loan Documents shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%. All such interest shall be payable on demand.

          (c) In General. Interest on (i) ABR Advances to the extent based on the BNY Rate shall be calculated on the basis of a 365 or 366-day year (as the case may be), and (ii) ABR Advances to the extent based on the Federal Funds Rate and on Eurodollar Advances shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed, including the first day but excluding the last. Except as otherwise provided in Section 2.7(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Agent pursuant to this Agreement shall be conclusive and binding on the Borrower absent manifest error. At no time shall the interest rate payable on the Loans, together with the Commitment Fee and all other amounts payable under the Loan Documents, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate. If in respect of any period during the term of this Agreement, any amount paid hereunder, to the extent the same shall (but for the provisions of this Section) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an "Un qualified Amount"), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable hereunder in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then the Borrower shall pay to the Lenders in respect of such period an amount (each a "Compensatory Interest Payment") equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the Unqualified Amount less all other Compensatory Interest Payments made in respect thereof. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the BNY Rate, such Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

     2.8. Taxes

          (a) Payments to Be Free and Clear. Provided that all documentation, if any, then required to be delivered by any Lender or the Agent pursuant to subsection (c) below has been delivered, all sums payable by the Borrower under the Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the Overall Net Income of any Lender (for which payment need not be free and clear but no deduction or withholding shall be made unless then required by applicable law)) imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on behalf of the Borrower or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment.

          (b) Grossing-up of Payments. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Borrower to the Agent or any Lender under any of the Loan Documents:

              (i) The Borrower shall notify the Agent and such Lender of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

              (ii) The Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Agent or such Lender, as the case may be) on behalf of and in the name of the Agent or such Lender;

              (iii) the sum payable by the Borrower to the Agent or a Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Agent or such Lender, as the case may be, receives on the due date therefor a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

              (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Agent and the applicable Lender evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each

Lender listed on the signature pages hereof) or after the date of the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is specified therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment and Acceptance, as the case may be, in respect of payments to such Lender.

          (c) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States shall deliver to the Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. The Borrower shall not be required to pay any additional amount to any such Lender under subsection (b)(iii) above if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection shall relieve the Borrower of its obligation to pay any additional amounts pursuant to subsection (b)(iii) above in the event that, as a result of any change in applicable law, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

          (d) Tax Refund. If any Lender or the Agent, as applicable, receives a refund (whether by way of direct payment or by offset) of any Tax for which a payment has been made pursuant to subsection 2.8(b)(ii) which, in the reasonable good faith judgment of such Lender or Agent, as the case may be, is allocable to such payment made under subsection 2.8(B)(ii), the amount of such refund (together with any interest received thereon) shall be paid to the Borrower to the extent payment has been made in full pursuant to subsection 2.8(b)(ii).

     2.9. Substituted Interest Rate

          In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.7 or (ii) the Required Lenders shall have notified the Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion or continuation of any portion of the Advances into or of Eurodollar Advances (each, an "Affected Advance"), the Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion/Continuation Date for such Affected Advances. If the Agent shall give such notice, (d) any Affected Advances shall be made as ABR Advances, (e) the Advances (or any portion thereof) that were to have been converted to or continued as Affected Advances shall be converted to or continued as ABR Advances and (f) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this Section has been withdrawn by the Agent (by notice to the Borrower promptly upon either (x) the Agent having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.7 or (y) the Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances, no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert or continue all or any portion of the Loans to Eurodollar Advances.

    2.10. Illegality

          Notwithstanding any other provisions herein, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain its Eurodollar Advances as contemplated by this Agreement, (i) the commitment of such Lender hereunder to make Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended and (ii) such Lender's Loans then outstanding as Eurodollar Advances affected hereby, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or within such earlier period as required by law. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall notify the Agent and the Borrower that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

    2.11. Increased Costs

          In the event that any law, regulation, treaty or directive hereafter enacted, promulgated, approved or issued or any change in any presently existing law, regulation, treaty or directive therein or in the interpretation or application thereof by any Governmental Au-thority charged with the administration thereof or compliance by any Lender (or any corporation directly or indirectly owning or controlling such Lender) with any request or directive from any central bank or other Governmental Authority:

          (a) does or shall subject any Lender to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to any Lender of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, Tax on the Overall Net Income of such Lender or its Applicable Lending Office for any of such Advances by the jurisdiction in which such Lender is incorporated or has its principal office or such Applicable Lending Office, including, in the case of Lenders incorporated in any State of the United States, such tax imposed by the United States); or

          (b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting, continuing or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, then, in any such case, the Borrower shall pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduction in such amount receivable which such Lender deems to be material as determined by such Lender; provided, however, that nothing in this Section shall require the Borrower to indemnify the Lenders with respect to withholding Taxes for which the Borrower has no obligation under Section 2.8 or any other increased costs, expenses, Taxes or other matters incurred by a Lender more than 90 days prior to the date that such Lender delivers notice to the Borrower of such increased cost, expense, tax or matter. A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by a Lender to the Borrower shall be conclusive absent manifest error.

    2.12. Capital Adequacy

          If the amount of capital required or expected to be maintained by any Lender or any Person directly or indirectly owning or controlling such Lender (each a "Control Person"), shall be affected by (i) the introduction or phasing in of any law, rule or regulation after the Effective Date, (ii) any change after the Effective Date in the interpretation of any existing law, rule or regulation by any central bank or United States or foreign Governmental Authority charged with the administration thereof, or (iii) compliance by such Lender or such Control Per son with any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law) promulgated or made after the Effective Date, and such Lender shall have determined that such introduction, phasing in, change or compliance shall have had or will thereafter have the effect of reducing

(A) the rate of return on such Lender's or such Control Person's capital, or (B) the asset value to such Lender or such Control Person of the Loans made or maintained by such Lender, in either case to a level below that which such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such introduction, phasing in, change or compliance (after taking into account such Lender's or such Control Person's policies regarding capital adequacy) by an amount deemed by such Lender to be material to such Lender or Control Person, then, within ten days after demand by such Lender, accompanied by a statement setting forth the calculations of any additional amount payable under this Section, which statement shall be conclusive absent manifest error, the Borrower shall pay to such Lender or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender or such Control Person, as the case may be, for such reduction, provided, however, that nothing in this Section shall require the Borrower to compensate any Lender for any such reduction arising more than 90 days prior to the date that such Lender delivers notice thereof to the Borrower.

    2.13. Lending Offices

          Each Lender shall have the right at any time and from time to time to transfer its Loans to a different office, provided that such Lender shall promptly notify the Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, pro vided, however, that no such Lender shall be entitled to receive any greater amount under Sections 2.9, 2.11 and 2.12 as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

    2.14. Indemnification for Loss

          Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow or convert or continue on a Borrowing Date or Conversion/Continuation Date after it shall have given notice to do so in which it shall have requested a Eurodollar Advance, or if a Eurodollar Advance shall be terminated or suspended pursuant to the provisions hereof prior to the last day of the Interest Period applicable thereto, or if, while a Eurodollar Advance is outstanding, any repayment or prepayment of such Eurodollar Advance is made for any reason (including, without limitation, as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender, any loss or expense suffered by such Lender as a result of such failure to borrow, convert or continue, termination, repayment or prepayment, including, without limitation, an amount, if greater than zero, equal to:

                                 A x (B-C) x  D
                                             ---
                                             360

where:

"A" equals such Lender's Commitment Percentage of the Affected Principal Amount;

"B" equals the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Advances;

"C" equals the applicable Eurodollar Rate (ex pressed as a decimal) in effect on or about the first day of the applicable Remaining Interest Period, based on the applicable rates offered or bid, as the case may be, on or about such date, for deposits in an amount equal approximately to such Lender's Commitment Percentage of the Affected Principal Amount with an Interest Period equal approximately to the applicable Remaining Interest Period, as determined by such Lender;

"D" equals the number of days from and including the first day of the applicable Remaining Interest Period to but excluding the last day of such Remaining Interest Period;

and any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in connection with such Eurodollar Advance, including, without limitation, in liquidating or employing deposits acquired to fund or maintain the funding of its Commitment Percentage of the Affected Principal Amount, or redeploying funds prepaid or repaid, in amounts which correspond to its Commitment Percentage of the Affected Principal Amount. Each determination by the Agent or a Lender pursuant to this Section shall be conclusive and binding on the Borrower absent manifest error.

    2.15. Option to Fund

          Each Lender has indicated that, if the Borrower elects to borrow or convert or continue to Eurodollar Advances, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Eurodollar Advances during the Interest Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid on such Eurodollar Advances and for purposes of determining amounts owning under Sections 2.11,
2.12 and 2.14. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance made by it in any manner it sees fit, but all such determinations shall be made as if such Lender had actually funded and maintained its funding of such Eurodollar Advance during the applicable Interest Period through the purchase of deposits in an amount equal to such Eurodollar Advance and having a maturity corresponding to such Interest Period. The obligations of the Borrower under Sections 2.8, 2.9, 2.10, 2.11 and 2.12 shall survive the termination of the Aggregate Commitments, the payment of the Notes and all other amounts payable under the Loan Documents.

    2.16. Use of Proceeds

          The Borrower agrees that the proceeds of the Loans shall be used solely for its general corporate purposes not inconsistent with the provisions hereof, including, without limitation, the provision by Borrower to its Subsidiaries of funds for use in connection with the business, operations and general corporate purposes of such Subsidiaries. Notwithstanding anything to the contrary contained herein, the Borrower further agrees that no part of the proceeds of any Loan will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.

    2.17. Extension of Maturity Date

          Provided that no Default or Event of Default shall exist, the Borrower may request that the Maturity Date be extended for additional periods of one year each by giving written notice thereof (each an "Extension Request") to the Agent at any time during the period which is not more than 90 days nor less than 60 days prior to any anniversary of the Effective Date and, upon receipt of each such notice, the Agent shall promptly notify each Lender thereof. The then current Maturity Date shall not be extended unless and until each Lender, in its sole and absolute discretion, shall have consented, in writing, to such request, in which event such then existing Maturity Date shall be extended to the date occurring one year from the date of the last such consent, provided, however, that if such date is not a Business Day, such extended Maturity Date shall be the immediately preceding Business Day. In the event that any Lender shall not have granted its consent to an Extension Request, the then current Maturity Date shall remain in effect. Each Lender shall endeavor to respond to each Extension Request by no later than 45 days following the receipt by such Lender from the Agent of notice of such Extension Request, provided that each Lender which shall have failed so to respond by such time shall be deemed not to have consented thereto.

    2.18. Agent's Records

          The Agent's records regarding the amount of each Loan, each payment by the Borrower of principal and interest on the Loans and other information relating to the Loans shall be presumptively correct absent manifest error.

    2.19. Mitigation of Taxes and Costs

          (a) Each Lender agrees that, if requested by the Borrower after the occurrence of an event or the existence of a condition that would require the Borrower to make payments to such Lender under Section 2.8, 2.11 or or 2.12, it will, to the extent not inconsistent with such Lender's internal policies, use reasonable efforts (subject to overall policy considerations of such Lender) (i) to make, fund or maintain the Commitments or Loans of such lender through another lending office of such Lender, or (ii) take such other reasonable measures, if as a result the additional amounts that would otherwise be required to be paid by the Borrower with respect to such Lender pursuant to said Sections would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments or Loans or the interests or such Lender.

          (b) If the Borrower becomes obligated to pay additional amounts described in Section 2.8, 2.11 or 2.12 as a result of any condition described in such Sections and payment of such amount is demanded by any Lender, then, provided that no Default or Event of Default shall exist, the Borrower may, on ten Business Days' prior written notice to the Agent and such Lender, cause such Lender to (and such Lender shall) assign all of its rights and obligations under this Agreement to a Lender or other bank selected by the Borrower and acceptable to the Agent for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees thereon, provided that in no event shall the assigning Lender be required to pay or surrender to such purchasing Lender or other bank any of the fees received by such assigning Lender pursuant to this Agreement. The Borrower shall remain obligated to pay to such assigning Lender all additional amounts required to be paid by the Borrower pursuant to such Sections had there been no such assignment.


3.   FEES; PAYMENTS

     3.1. Commitment Fee

          The Borrower agrees to pay to the Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, a fee (the "Commitment Fee"), during the Commitment Period, equal to the Applicable Margin times the excess of (a) the Aggregate Commitments (excluding the amount of any cancelled or reduced portion of the Aggregate Commitments for which the Commitment Fee was paid upon each such cancellation or reduction under Section 2.4(b)) over (b) the average daily sum of the outstanding principal balance of the Loans. The Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such day following the Effective Date, and ending on the date that the Aggregate Commitments shall expire or otherwise terminate. The Commitment Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.


     3.2. Pro Rata Treatment and Application of Principal Payments

          Each payment, including each prepayment, of principal and interest on the Loans and of the Commitment Fee shall be made by the Borrower to the Agent at its office set forth in Section 11.2 in funds immediately available to the Agent at such office by 2:00 P.M. on the due date for such payment, and, promptly upon receipt thereof by the Agent, shall be remitted by the Agent in like funds as received, to the Lenders according to the Commitment Percentage of each Lender, in the case of the Commitment Fee, and pro rata according to the aggregate outstanding principal balance of the Loans, in the case of principal and interest due thereon. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 12:00 Noon on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Commitment Fee) interest shall be payable at the applicable rate specified herein during such extension. If any payment is made with respect to any Eurodollar Advance prior to the last day of the applicable Interest Period, the Borrower shall indemnify each Lender in accordance with Section 2.14.


4.   REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties to the Agent and each Lender:

     4.1. Subsidiaries

          The Borrower has only the Insurance Subsidiaries and Non-Insurance Subsidiaries set forth on Schedule 4.1.

     4.2. Existence and Power

          Each of the Borrower and its Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted therein or the Property owned therein makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

     4.3. Authority

          The Borrower has full corporate power and authority to enter into, execute, deliver and perform the terms of the Loan Documents and to make the borrowings contemplated thereby all of which have been duly authorized by all proper and necessary corporate or other applicable action and are in full compliance with its Articles of Incorporation and By-Laws.

     4.4. Binding Agreement

          The Loan Documents constitute the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors' generally and by general principles of equity, regardless of whether enforcement is sought in an action at law or a proceeding in equity, and the discretion of the court before which any action or proceeding therefor may be brought.

     4.5. Litigation

          Except as set forth on Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower or any its Subsidiaries) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any of their respective Properties or rights, which (i) could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of any of the Loan Documents, or (iii) could reasonably be expected to result in the rescission, termination or cancellation of any material license, franchise, right, permit or similar authorization held by the Borrower or any of its Subsidiaries.

     4.6. Required Consents

          Except for information filings required to be made in the ordinary course of business which are not a condition to the Borrower's performance under the Loan Documents, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents or is required as a condition to the validity or enforceability of the Loan Documents.

     4.7. No Conflicting Agreements

          Neither the Borrower nor any of its Subsidiaries is in de fault under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

     4.8. Compliance with Applicable Laws

          Neither the Borrower nor any of its Subsidiaries is in de fault with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders applicable to the Borrower or such Subsidiary of all Governmental Authorities, including, without limitation, all Applicable Insurance Codes and Environmental Laws, a violation of which could reasonably be expected to have a Material Adverse Effect.

     4.9. Taxes

          Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as required under Section 7.4) which would be material to the Borrower or any of its Subsidiaries, and no tax Liens have been filed with respect thereto. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries with respect to all federal, state, local and other taxes are, to the best knowledge of the Borrower, adequate for the payment of all such taxes, and the Borrower knows of no unpaid assessment which is due and payable against it or any of its Subsidiaries or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

    4.10. Governmental Regulations

          Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, and neither the Borrower nor any of its Subsidiaries is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under the Loan Documents, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

    4.11. Federal Reserve Regulations; Use of Loan Proceeds

          Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.

    4.12. Plans

          Neither the Borrower nor any Subsidiary has a Pension Plan on the Effective Date.

    4.13. Financial Statements

          (a) The Borrower has heretofore delivered to the Agent and the Lenders copies of its Form 10-K for the fiscal year ending December 31, 1995, containing the audited Consolidated Balance Sheets of the Borrower and its Subsidiaries as of December 31, 1995 and December 31, 1994, and the related Consolidated Statements of Income, Retained Earnings and Cash Flows for the three year periods ending December 31, 1995, and its Form 10-Q for the fiscal quarter ended September 30, 1996, containing the unaudited Consolidated Balance Sheet of the Borrower and its Subsidiaries for such fiscal quarter, together with the related Consolidated Statements of Income, Retained Earnings and Cash Flows for the fiscal quarter then ended (with the applicable related notes and schedules, the "Financial Statements"). The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the foot notes thereto, neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, Contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown in the Financial Statements and was not. Since December 31, 1995, the Borrower and each of its Subsidiaries has conducted its business only in the ordinary course and there has been no Material Adverse Change.

          (b) The Borrower has heretofore delivered to the Lenders copies of the consolidated Annual Statement, as of December 31, 1995, of Mercury Casualty Company (together with the related notes and schedules thereto, the "Annual Statement"). The Annual Statement fairly presents, the financial condition and results of operations of the Insurance Subsidiaries as of the dates and for the periods indicated therein and has been prepared in accordance with SAP.

    4.14. Property

          Each of the Borrower and its Subsidiaries has good and marketable title to all of its Property, title to which is material to the Borrower or such Subsidiary, subject to no Liens except Permitted Liens.

    4.15. Licences, Franchises, Etc.

          Each of the Borrower and its Subsidiaries possesses or has the right to use all licenses, franchises, Intellectual Property, and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best knowledge of the Borrower, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such license, franchise, Intellectual Property, or other right which revocation or termination could reasonably be expected to have a Material Adverse Effect.

    4.16. Environmental Matters

          (a) The Borrower and each of its Subsidiaries is in compliance in all material respects with the requirements of all applicable Environmental Laws, a violation of which could reasonably be expected to have a Material Adverse Effect.

          (b) No Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property in violation of any Environmental Laws which violation could reasonably be expected to have a Material Adverse Effect; no Hazardous Substances have been discharged into subsurface waters under any Real Property in violation of any Environmental Laws which violation could reasonably be expected to have a Material Adverse Effect; no Hazardous Substances have been discharged from any Real Property on or into Property or waters (including subsurface waters) adjacent to any Real Property in violation of any Environmental Laws which violation could reasonably be expected to have a Material Adverse Effect; and there are not now, nor ever have been, on any Real Property any underground or above ground storage tanks containing Hazardous Substances.

          (c) Neither the Borrower nor any of its Subsidiaries (i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, Property damages, personal injuries or penalties) arising in connection with: (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment, (ii) to the knowledge of the Borrower has any threatened or actual liability in connection with the presence of any Hazardous Sub stance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened re lease of any Hazardous Substance into the environment,
(iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any of its Subsidiaries is or may be liable, or (iv) has received notice that the Borrower or any of its Subsidiaries is or may be liable to any Person under any Environmental Law.

          (d) To the knowledge of the Borrower no Real Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards.

    4.17. Labor Relations

          There are no material controversies pending between the Borrower or any of its Subsidiaries and any of their respective employees, which could reasonably be expected to have a Material Adverse Effect.

    4.18. Burdensome Obligations

          Neither the Borrower nor any of its Subsidiaries is a party to or bound by any license, franchise, agreement, deed, lease or other instrument, or subject to any restriction which, in the opinion of the management of the Borrower or such Subsidiary is so unusual or burdensome, in the context of its business, as in the foreseeable future might materially and adversely affect or impair the revenue or cash flows of the Borrower or such Subsidiary or the ability of the Borrower to perform its obligations under the Loan Documents. The Borrower does not presently anticipate that future expenditures by the Borrower or any of its Subsidiaries needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to result in a Material Adverse Effect or Material Adverse Change.

    4.19. No Misrepresentation

          No representation or warranty contained in any Loan Document and no certificate or report furnished or to be furnished by the Borrower or any of its Subsidiaries in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.


5.   CONDITIONS TO FIRST LOANS

          In addition to the conditions precedent set forth in Section 6, the obligation of each Lender to make its first Loan shall be subject to the fulfillment of the following conditions precedent:

     5.1. Evidence of Action

          The Agent shall have received a certificate, dated the first Borrowing Date, of the Secretary or Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Agent) taken by it to authorize the Loan Documents and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Articles of Incorporation and By-Laws, (iii) setting forth the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the State of California and of each other jurisdiction in which it is qualified to do business.

     5.2. This Agreement

          The Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Agent from a party hereto of a fax signature page signed by such party which shall have agreed to promptly provide the Agent with originally executed counterparts hereof).

     5.3. Notes

          The Agent shall have received the Notes, duly executed by an Authorized Signatory of the Borrower.

     5.4. Existing Indebtedness

          The Existing Indebtedness shall have been, or simultaneously with the making of the first Loans will be, paid in full, whereupon the Existing Agreement shall be deemed to have been terminated and of no further force and effect, except with respect to the provisions thereof which expressly survive the payment of the Existing Indebtedness.

     5.5. Approvals

          The Agent shall have received a certificate of an Authorized Signatory of the Borrower to the effect that all approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents have been duly obtained and are in full force and effect, and that all required notices have been given and all required waiting periods have expired.

     5.6. Opinion of Counsel to the Borrower

          The Agent shall have received an opinion of Latham & Watkins, counsel to the Borrower, addressed to the Agent, the Lenders and Special Counsel, and dated the first Borrowing Date, substantially in the form of Exhibit E, and covering such additional matters as the Required Lenders may reasonably request. It is understood that such opinion is being delivered to the Agent and the Lenders upon the direction of the Borrower and that the Agent and the Lenders may and will rely upon such opinion.

     5.7. Opinion of Special Counsel

          The Agent shall have received an opinion of Special Counsel, addressed to the Agent and the Lenders and dated the first Borrowing Date substantially in the form of Exhibit F.

     5.8. Payment of Fees

          The Borrower shall have paid to the Agent and the Lenders all fees and expenses which it shall have agreed to pay, to the extent such fees and expenses shall have become payable on or prior to the Effective Date, and shall have paid the reasonable fees and disbursements of Special Counsel which the Borrower is obligated to pay in accordance with Section 11.5 and which shall have accrued up to the Effective Date.

     5.9. Other Documents

          The Agent shall have received such other documents (including financial statements and projections), each in form and substance reasonably satisfactory to the Agent, as the Agent shall reasonably require in connection with the making of the first Loans.


6.   CONDITIONS OF LENDING - ALL LOANS

     The obligation of each Lender to make any Loan is subject to the satisfaction of the following conditions precedent as of the date of such Loan:

     6.1. Compliance

          On each Borrowing Date and after giving effect to the Loans to be made thereon, (i) the Borrower shall be in compliance with all of the terms, covenants and conditions thereof, (ii) there shall exist no Default or Event of Default, (iii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date (except that Schedules 4.1 and 4.5 shall have been updated, as appropriate, in order to make the representations and warranties expressed in Sections 4.1 and 4.5 true and correct as of such Borrowing Date) and (iv) the aggregate outstanding principal balance of the Loans will not exceed the Aggregate Commitments. Each borrowing by the Borrower shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

     6.2. Loan Closings

          All documents required by the provisions of this Agreement to be executed or delivered to the Agent on or before the applicable Borrowing Date shall have been executed and shall have been delivered at the office of the Agent set forth in Section 11.2 on or before such Borrowing Date.

     6.3. Borrowing Request

          The Agent shall have received a Borrowing Request duly executed by an Authorized Signatory of the Borrower.

     6.4. Other Documents

          The Agent shall have received such other documents as the Agent or the Lenders shall reasonably request.


7.   AFFIRMATIVE COVENANTS

     The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Agent, the Borrower shall:

     7.1. Financial Statements

          Maintain, and cause each Subsidiary to maintain, a standard system of accounting in accordance with GAAP and, with respect to each Insurance Subsidiary, SAP, and furnish to the Agent and each Lender:

          (a) As soon as available and, in any event, within 105 days after the close of each fiscal year, a copy of (x) the Borrower's 10-K in respect of such fiscal year, and (y) (i) the Borrower's Consolidated Balance Sheet as of the end of such fiscal year, and (ii) the related Consolidated Statements of Income and Shareholders' Equity and Cash Flows, as of and through the end of such fiscal year, setting forth in each case in comparative form the corresponding figures in respect of the previous fiscal year, all in reasonable detail, and ac companied by a report of the Borrower's auditors, which report shall be unqualified as to scope of audit and going concern or similar or other qualification and shall state that (A) such auditors audited such financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for such opinion, and (C) said financial statements have been prepared in accordance with GAAP;

          (b) After request by the Agent therefor, simultaneously with the delivery of the certified statements required by clause (a) above, copies of a statement of the Borrower's auditors (i) confirming the computations by the Borrower (which computations shall accompany such statement and shall be in reasonable detail) with respect to the Borrower's compliance with Sections 7.11, 7.12, 7.13, and 7.14, and (ii) stating that, in making the examination necessary for their audit of the financial statements of the Borrower for such fiscal year, nothing came to their attention that caused them to believe that any Default or an Event of Default existed on the date of such statements;

          (c) As soon as available, and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of
(x) the Borrower's 10-Q in
respect of such fiscal quarter, and (y) (i) the Borrower's Consolidated Balance Sheet as of the end of such quarter, and (ii) the related Consolidated Statements of Income Shareholders' Equity and Cash Flows for (A) such quarter, and (B) the period from the beginning of the then current fiscal year to the end of such quarter, in each case in comparable form with the prior fiscal year, all in reasonable detail and prepared in accordance with GAAP (without footnotes and subject to year-end audit adjustments);

          (d) Simultaneously with the delivery of the financial statements required by clauses (a) and (c) above, a certificate of the chief financial officer of the Borrower certifying that no Default or Event of Default shall have occurred or be continuing or, if so, specifying in such certificate all such Defaults and Events of Default, and setting forth computations in reasonable detail demonstrating compliance with Sections 7.11, 7.12, 7.13, and 7.14;

          (e) As soon as practicable after the filing thereof but in any case no later than 105 days after the close of each fiscal year of the Borrower and 60 days after the close of each fiscal quarter of the Borrower, copies of each annual and quarterly statutory statement filed by the Borrower or any Insurance Subsidiary with the California Department of Insurance or any other Governmental Authority;

          (f) Promptly upon receipt thereof, copies of any audit reports and management letters delivered in connection with the statements referred to in
Section 7.1(a); and

          (g) From time to time, such other information regarding the financial position or business of the Borrower and the Subsidiaries, as either Agent, at the request of any Lender, may reasonably request.


     7.2. Certificates; Other Information

          Furnish to the Agent and each Lender:

          (a) Prompt written notice if: (i) the Borrower becomes aware that any Indebtedness of the Borrower or any of its Subsidiaries is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (ii) the Borrower becomes aware that a default shall have occurred under any note (other than the Notes), or the holder of any such note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness or any obligee with respect to any other Indebtedness of the Borrower or any of its Subsidiaries has the right to declare any such Indebtedness due and payable prior to its stated maturity, or (iii) the Borrower becomes aware that there shall occur and be continuing a Default or an Event of Default or a Material Adverse Change;

          (b) Promptly following the Borrower becoming aware of the same, written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, (ii) any lapse or other termination of any material license, Intellectual Property, permit, franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Person or Governmental Authority, and
(iii) any refusal by any Person or Governmental Authority to renew or extend any such material license, Intellectual Property, permit, franchise or other authorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect;

          (c) Promptly upon becoming available, copies of all regular or periodic reports (including, without limitation, current reports on Form 8-K) which the Borrower or any Subsidiary may now or hereafter be required to file with or deliver to the SEC, and copies of all material news releases sent to stockholders;

          (d) Prompt written notice of any order, notice, claim or proceeding received by, or brought against, the Borrower or any of its Subsidiaries, or with respect to any of the Real Property, under any Environmental Law.

          (e) Such other information as the Agent or any Lender shall reasonably request from time to time.

     7.3. Legal Existence

          Maintain, and cause each of its Subsidiaries so to maintain, its corporate existence, in good standing in the jurisdiction of its in corporation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

     7.4. Taxes

          Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes, assessments and governmental charges, license fees and levies upon, or with respect to the Borrower or such Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its Subsidiaries, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Borrower or such Subsidiary (other than a Lien described in Section 8.2(i)), unless and to the extent only that such Taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and, provided, that the Borrower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.5. Insurance

          Maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, property damage, workers' compensation and business interruption coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, full information as to the insurance carried.

     7.6. Payment of Indebtedness and Performance of Obligations

          Pay and discharge when due, and cause each of its Subsidiaries to pay and discharge, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might (i) have a Material Adverse Effect, or (ii) become a Lien upon Property of the Borrower or any of its Subsidiaries other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, provided that the Borrower shall give the Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.7. Condition of Property

          At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Subsidiary's business.

     7.8. Observance of Legal Requirements

          Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, licenses, certifications, franchises, permits, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, provided that the Borrower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.9. Inspection of Property; Books and Records; Discussions

          Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities and permit representatives of the Agent and any Lender to visit its offices, to inspect any of its Property and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower and its Subsidiaries with the officers thereof and the Accountants.

    7.10. Authorizations

          Maintain and cause each of its Subsidiaries to maintain, in full force and effect, all licenses, copyrights, patents, trademarks, trade names, franchises, permits, applications, reports, and other authorizations and rights, which, if not so maintained, would individually or in the aggregate have a Material Adverse Effect.

    7.11. Adjusted Net Worth

          As of any date of determination, have Adjusted Net Worth of not less than the sum of (a) $380,000,000, plus (b) 50% of the Consolidated net income (but not less than zero) for each full fiscal quarter ended during the period commencing on January 1, 1995 and ending on such date of determination.

    7.12. GAAP Net Worth

          As of any date of determination, have GAAP Net Worth of not less than the sum of (a) $330,000,000, plus (b) 50% of the Consolidated net income (but not less than zero) for each full fiscal quarter ended during the period commencing on January 1, 1995 and ending on such date of determination.

    7.13. Leverage Ratio

          Maintain at all times a Leverage Ratio of not more than 0.25:1.00.

    7.14. Interest Coverage Ratio

          Maintain at all times an Interest Coverage Ratio greater than 2.50:1.00.


8.   NEGATIVE COVENANTS

     The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Agent, the Borrower shall not, directly or indirectly:

     8.1. Indebtedness of Subsidiaries

          Permit any Subsidiary of the Borrower to create, incur, assume or suffer to exist any liability for Indebtedness, except (i) Indebtedness existing on the date hereof as set forth on Schedule 8.1, but not any increases in the amount thereof, (ii) Indebtedness secured by Liens on Real Property acquired by such Subsidiary after the Effective Date and (iii) Indebtedness (not in excess of $25,000,000 aggregate principal amount at any time outstanding) secured by Liens permitted under Section 8.2(xi), provided that after giving effect to any Indebtedness permitted under clauses (ii) and
(iii) above, the Borrower is in compliance with the provisions of Sections 7.13,
7.14 and 8.2(vii).

     8.2. Liens

          Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do, except (i) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than con tracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real Property which do not materially adversely affect the value of such real Property or the financial condition of the Borrower or such Subsidiary or impair its use for the operation of the business of the Borrower or such Subsidiary, (v) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest, (vi) Liens arising out of judgments or decrees aggregating $5,000,000 or less in existence less than 30 days after the entry thereof or which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest or the payment of which is covered by insurance as to which the carrier has acknowledged liability in writing, (vii) Liens on Real Property of any Subsidiary of the Borrower acquired after the Effective Date to secure Indebtedness permitted by Section 8.1(ii), incurred in connection with the acquisition of such Property, provided that each such Lien is limited to such Property so acquired, (viii) Liens on Property of the Borrower and its Subsidiaries existing on the Effective Date as set forth on Schedule 8.2 as renewed from time to time, but not any increases in the amounts secured thereby,
(ix) purchase money security interests in personal property, provided that each such Lien is limited to such Property so purchased, (x) banker's liens arising in the ordinary course of business and (xi) Liens on real property owned by Subsidiaries of the Borrower securing Indebtedness permitted under Section 8.1(iii), provided that such Liens are limited to the real property so owned.

     8.3. Mergers, Acquisitions and Dispositions

          Consolidate or merge into or with any Person, or make any Acquisition or Disposition, or enter into any binding agreement to do any of the foregoing which is not contingent on obtaining the consent of the Required Lenders, or permit any Subsidiary of the Borrower to do any of the foregoing, except that
(a) a Subsidiary of the Borrower may consolidate and merge with another wholly-owned Subsidiary of the Borrower, if (i) immediately before and after giving effect thereto no Default or Event of Default shall or would exist and (ii) any such consolidation or merger would not cause any Applicable Insurance Regulatory Authority to restrict the ability of any Insurance Subsidiary to pay dividends or otherwise made distributions to the Borrower or any of its Subsidiaries in any manner, and (b) the Borrower may make Acquisitions and Dispositions, if (i) the aggregate consolidated amount of any Capital Stock or Property so acquired in any calendar year (determined on the basis of the fair market value of any Capital Stock or Property acquired), or the aggregate Consolidated amount of any assets sold, leased or otherwise disposed of in any calendar year (determined on the basis of the fair market value of any assets so sold, leased or disposed of) would not exceed 15% of the Borrower's Consolidated Statutory Capital and Surplus as of the end of the immediately preceding calendar year, (ii) an Event of Default would not exist before or after giving effect thereto and (iii) any such Acquisition or Disposition would not cause any Applicable Insurance Regulatory Authority to restrict the ability of any Insurance Subsidiary to pay dividends or otherwise make distributions to the Borrower or any of its Subsidiaries in any manner, provided, however, that the foregoing shall not limit Dispositions of investment securities as part of the management of a securities portfolio of the Borrower or any of its Subsidiaries.

     8.4. Line of Business

          Engage, or permit any Subsidiary of the Borrower to engage, in any material respect in any business other than a business in which the Borrower or any Subsidiary is engaged in on the Effective Date and any other business reasonably related thereto.

     8.5. Articles of Incorporation and By-laws

          Amend or otherwise modify its Articles of Incorporation or By-Laws in any way which would adversely affect the interests of the Agent and the Lenders under any of the Loan Documents, or permit any of its Subsidiaries so to do.

     8.6. Fiscal Year

          Change its fiscal year from that in effect on the Effective Date, or permit any of its Subsidiaries so to do.

     8.7. Transactions with Affiliates

          Become, or permit any Subsidiary to become, a party to any transaction with any Affiliate of the Borrower on a basis less favorable to the Borrower or such Subsidiary in any material respect than if such transaction were not with an Affiliate of the Borrower other than (A) advances made to employees of the Borrower or any Subsidiary in the ordinary course of business in connection with their employment, (B) transactions in which the aggregate rental value, remuneration or other consideration (including the value of a loan) together with the aggregate rental value, remuneration or other consideration (including the value of a loan) of all such other transactions consummated in the year during which such transaction is proposed to be consummated, does not exceed $5,000,000, (C) management or similar agreements entered among the Borrower and any Subsidiaries in the ordinary course of business, (D) transactions effected pursuant to the agreement, date October 7, 1985, by and among the Borrower, George Joseph and Gloria Joseph with respect to the ownership by George Joseph and Gloria Joseph of the Borrower's Common Stock, (E) payments to officers or directors of the Borrower or any Subsidiaries in the ordinary course of their employment, (F) dividends otherwise permitted by this Agreement or (G) the provision by the Borrower to its Subsidiaries of funds as contemplated by Section 2.16.

     8.8. Issuance of Additional Stock by Subsidiaries

          Permit any of its Subsidiaries to issue, directly or indirectly, any additional Stock or other equity interests of such Subsidiary, other than to the Borrower or to a wholly-owned Subsidiary of the Borrower.

     8.9. Reinsurance Agreements

          Permit any Insurance Subsidiary to enter into a treaty to cede any of its obligations to any reinsurer that could reasonably be expected to have a Material Adverse Effect.

    8.10. Adoption of Pension Plans

          Adopt a Pension Plan, or permit any Subsidiary so to do, unless this Agreement is amended, in form and substance satisfactory to the Required Lenders, to insert the customary provisions with respect thereto.

9.   DEFAULT

          9.1. Events of Default

          The following shall each constitute an "Event of Default" hereunder:

          (a) The failure of the Borrower to pay any installment of principal on any Note on the date when due and payable; or

          (b) The failure of the Borrower to pay any installment of interest or any other fees or expenses payable under any Loan Document or otherwise to the Agent with respect to the loan facilities established hereunder within three Business Days after the date when due and payable; or

          (c) The use of the proceeds of any Loan in a manner inconsistent with or in violation of Section 2.16; or

          (d) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 7.11, 7.12, 7.13, 7.14 or Section 8; or

          (e) The failure to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after the earlier of the Borrower becoming aware of such failure and the receipt by the Borrower of notice of such failure from the Agent; or

          (f) Any representation or warranty made in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether be cause of misstatement or omission) in any material respect when made; or

          (g) Obligations of the Borrower (other than its obligations under the Notes) or any of its Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating leases in excess of $5,000,000 in the aggregate (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, or (iii) any holder of any such obligation shall have the right to declare such obligation due and pay able prior to the expressed maturity thereof; or

          (h) The Borrower or any of its Subsidiaries shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors,
(iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property,
(ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 45 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, sequestrator, custodian, liquidator or fiscal agent and such order remains in effect for 45 days, (xii) any conservatorship or similar proceeding is commenced by or on behalf of the California Department of Insurance in respect of the Borrower or any Subsidiary or (xiii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or such Subsidiary; or

          (i) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower or any of its Subsidiaries bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any of its Subsidiaries under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any of its Subsidiaries or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any of its Subsidiaries, and any such decree or order continues unstayed and in effect for a period of 45 days; or

          (j) Judgments or decrees against the Borrower or any of its Subsidiaries aggregating in excess of $5,000,000 shall remain unpaid, unstayed, undischarged, unbonded and undismissed for a period of 30 days unless the payment thereof is covered in full by insurance as to which the carrier has acknowledged liability in writing; or

          (k) After the Effective Date (1) Any Person (other than George Joseph or Gloria Joseph), acting alone or with a group of Persons acting in concert,
(i) shall have or acquire beneficial ownership of securities (or options therefor) having 20% or more of the ordinary voting power of the Borrower, or
(ii) shall possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Borrower, whether through the ownership of voting securities, by contract or otherwise, or (2) directors of the Borrower constituting that percentage necessary to approve corporate action shall not have been directors on the date hereof or directors designated or approved by directors on the date hereof; or

          (l) Any license, franchise, permit, right, approval or agreement of the Borrower or any Subsidiary to own or operate any Operating Entity owned or operated by the Borrower or such Subsidiary (i) is not renewed, or is suspended or revoked and (ii) the non-renewal, suspension or revocation thereof would have a Material Adverse Effect; or

          (m) Any Loan Document shall cease, for any reason, to be in full force and effect or the Borrower shall so assert in writing or shall disavow any of its obligations thereunder.

          Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (h) or (i) above, the Aggregate Commitments shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable and the Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Aggregate Commitments to be terminated forthwith, whereupon the Aggregate Commitments shall immediately terminate, and (ii) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon, and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. To the fullest extent not prohibited by applicable law, the Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

          In the event that the Aggregate Commitments shall have been terminated or the Notes shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Agent and the Lenders from or on behalf of the Borrower shall be applied by the Agent and the Lenders in liquidation of the Loans and the obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower; (ii) second, to the payment of any fees or expenses due the Agent from the Borrower, (iii) third, to reimburse the Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from the Borrower pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Commitment Fees and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Notes); (v) fifth, to the payment of interest due on the Notes;
(vi) sixth, to the payment of principal out standing on the Notes; and (vii) seventh, to the payment of any other amounts owing to the Agent and the Lenders under any Loan Document.


10. THE AGENT

    10.1. Appointment

          Each Lender hereby irrevocably designates and appoints BNY as the Agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes BNY, as the Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Loan Document, the Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

    10.2. Delegation of Duties

          The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

    10.3. Exculpatory Provisions

          Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforce ability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of the Borrower. The Agent shall not be under any liability or responsibility whatsoever, as Agent, to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.

    10.4. Reliance by Agent

          The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, fax, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), in dependent accountants and other experts selected by the Agent. The Agent may treat each Lender, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in its Loans and in its Note until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability, perfection or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

    10.5. Notice of Default

          The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from a Lender or the Borrower. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders and the Borrower. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

    10.6. Non-Reliance on Agent and Other Lenders

          Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

    10.7. Indemnification

          Each Lender agrees to indemnify and reimburse the Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata according to the outstanding principal balance of the Loans (or at any time when no Loans are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Agent) by the Borrower pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the finally adjudicated gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share of any unpaid fees owing to the Agent, and any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 11.5, to the extent that the Agent has not been paid such fees or has not be reimbursed for such costs and expenses by the Borrower. The failure of any Lender to reimburse the Agent promptly upon demand for its pro rata share of any amount required to be by the Lenders to the Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its pro rata share of such amount, but no Lender shall be responsible for the failure of other Lender to reimburse the Agent for such other Lender's pro rata share of such amount. The agreements in this Section shall survive the payment of all amounts payable under the Loan Documents.

    10.8. Agent in Its Individual Capacity

          BNY and its respective affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, the Borrower as though BNY were not Agent hereunder. With respect to the Commitment made or renewed by BNY and the Notes issued to BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

    10.9. Successor Agent

          If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notice of its resignation as Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Agent under the Loan Documents by a successor Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which successor Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under the Loan Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Lenders entitled thereto during such time.


11.  OTHER PROVISIONS

    11.1. Amendments and Waivers

          With the written consent of the Required Lenders, the Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the consent of the Required Lenders, the Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that:

          (a) no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Lenders, (i) increase the Commitments of any Lender or the Aggregate Commitments, (ii) extend the Maturity Date; (iii) decrease the rate, or extend the time of payment, of interest of, or change or forgive the principal amount of, or change the pro rata allocation of payments under, any Note or change or forgive the payment of any fees, (iv) change the provisions of Sections 2.11, 2.12, 2.13, 2.14, 2.15, 5, 6, 11.1 or 11.6(a), or
release any security interest or collateral, except to the extent that such release is specifically provided for in any Loan Document, or release any guarantor under any guarantee or (v) change the definition of Required Lenders; and

          (b) without the written consent of the Agent, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of
Section 10 or otherwise change any of the rights or obligations of the Agent hereunder or under the Loan Documents.

          Any such amendment, supplement, modification or waiver shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the parties to the applicable Loan Document, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Loan Documents may not be amended orally or by any course of conduct.

    11.2. Notices

          All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by fax, when sent, addressed as follows in the case of the Borrower or the Agent, at the Domestic Lending Office, in the case of each Lender, or to such other addresses as to which the Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

          The Borrower:

          Mercury General Corporation
          4484 Wilshire Boulevard
          Los Angeles, California  90010
          Attention: Keith L. Parker,
                     Chief Financial/Investment Officer
          Telephone: (213) 935-3793
          Fax:       (213) 857-7116

          with a copy to: Donna Moore, Controller, at the same address.

          The Agent:

          The Bank of New York
          One Wall Street
          Agency Function Administration
          18th Floor
          New York, New York 10286
          Attention: Frances Ryan
          Telephone: (212) 635-4698
          Fax:       (212) 635-6365 or 6366 or 6367

          with a copy to:

          The Bank of New York
          One Wall Street
          17th Floor
          New York, New York  10286
          Attention: Christine M. Herrick,

                     Vice President
          Telephone: (212) 635-7853
          Fax:       (212) 809-9520,

except that any notice, request or demand by the Borrower to or upon the Agent or the Lenders pursuant to Sections 2.3 or 2.6 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by fax or other electronic means as fully as if originally signed.

    11.3. No Waiver; Cumulative Remedies

          No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

    11.4. Survival of Representations and Warranties

          All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

    11.5. Payment of Expenses and Taxes

          The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made (i) to pay or reimburse the Agent for all its out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, the Loan Documents and the syndication thereof and any amendment, supplement or modification thereto (whether or not executed), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Agent and the Lenders for all of their respective costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, reasonably incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obigations of the Borrower under any of the Loan Documents, (B) the enforcement of this Section and (C) any appraisal required in connection with any real Property at any time in the future taken as collateral security for any obligations under the Loan Documents, (iii) to pay, indemnify, and hold each Lender and the Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be pay able in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each Lender and the Agent and each of their respective officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Loans and the enforcement and performance of the provisions of any subordination agreement in favor of the Agent and the Lenders (all the foregoing, collectively, the "indemnified liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted or not prohibited under applicable law; provided, however, that the Borrower shall have no obligation hereunder to pay indemnified liabilities to the Agent or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Agent or such Lender or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Aggregate Commitments and the payment of all amounts payable under the Loan Documents.

    11.6. Assignments and Participations

          (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Agent and each Lender.

          (b) Each Lender shall have the right at any time, upon written notice to the Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of such Lender's rights and obligations under the Loan Documents to one or more of its affiliates, to one or more of the other Lenders (or to affiliates of such other Lenders) or, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required upon the occurrence and during the continuance of an Event of Default), to sell, assign, transfer or negotiate all or any part of such Lender's rights and obligations under the Loan Documents to any other bank, insurance company, pension fund, mutual fund or other financial institution, provided that (i) each such sale, assignment, transfer or negotiation (other than sales, assignments, transfers or negotiations (x) to affiliates of such Lender or (y) of a Lender's entire interest) shall be in a minimum amount of $5,000,000 and (ii) there shall be paid to the Agent by the assigning Lender a fee (the "Assignment Fee") of $3,000, and provided, further, that any sale, assignment, transfer or negotiation by the Agent in its capacity as a Lender (other than to affiliates of such Lender) shall not result in such Lender (or any successor or affiliates thereof) retaining less than 30% of the Aggregate Commitments or Loans or in the total number of Lenders exceeding five. For each assignment, the parties to such assignment shall execute and deliver to the Agent for its acceptance and recording an

Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording by the Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents. Subject to Borrower's right to consent or not to consent to such an assignment as set forth above, the Borrower agrees upon written request of the Agent and at the Borrower's expense to execute and deliver (1) to such assignee, Notes, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the Loans assigned to, and Commitments assumed by, such assignee and (2) to such assignor Lender, Notes, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the balance of such assignor Lender's Loans and Commitments, if any, and each assignor Lender shall cancel and return to the Borrower its existing Notes. Upon any such sale, assignment or other transfer, the Commitments and the Commitment Percentages set forth in Exhibit A shall be adjusted accordingly by the Agent and a new Exhibit A shall be distributed by the Agent to the Borrower and each Lender.

          (c) Each Lender may grant participations in all or any part of its Loans, its Note and its Commitment to one or more banks, insurance companies, financial institutions, pension funds or mutual funds, provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, (iv) such Lender shall continue at all times to hold at least a 50% beneficial interest in its Loans, its Note and its Commitment (unless such participations are granted to affiliates of such Lender or to other Lenders or affiliates of such other Lenders), (v) no sub-participations shall be permitted and (vi) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (A) subject the participant to any additional obligation, (B) reduce the principal of, or interest on the Notes or any fees or other amounts payable hereunder, (C) postpone any date fixed for the payment of principal of, or interest on the Notes or any fees or other amounts payable hereunder, (D) release any security interest or collateral, except to the extent that such release is specifically provided for in any Loan Document or (E) release any guarantor under any guarantee. The Borrower acknowledges and agrees that any such participant shall for purposes of Sections 2.9, 2.11, 2.12 and 2.15 be deemed to be a "Lender"; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of any Lender hereunder any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such Lender not sold such participation.

          (d) If any (i) assignment is made pursuant to subsection (b) above or
(ii) any
participation is granted pursuant to subsection (c) above, shall be made to any Person that is not a U.S. Person, such Person shall furnish such certificates, documents or other evidence to the Borrower and the Agent, in the case of clause
(i) and to the Borrower and the Lender which sold such participation in the case of clause (ii), as shall be required by Section 2.9(c).

          (e) No Lender shall, as between and among the Borrower, the Agent and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its Loans, its Commitment or its Note, except that a Lender shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its Loans, its Commitment or its Note pursuant to subsection (b) above.

          (f) Notwithstanding anything to the contrary contained in this Section, any Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

    11.7. Counterparts

          Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by fax shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower and the Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by fax or other electronic means to the same extent as if originally signed.

    11.8. Adjustments; Set-off

          (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or any part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or in voluntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1
(h) or (i), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Loans, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limita-

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tion, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under Section 9.1(a) or (b), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

    11.9. Construction

          The Borrower represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the draftsman shall be inapplicable.

   11.10. Indemnity

          The Borrower agrees to indemnify and hold harmless the Agent and each Lender and their respective affiliates, directors, officers, employees, attorneys and agents (each an "Indemnified Person") from and against any loss, cost, liability, damage or expense (including the reasonable fees and disbursements of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any un true statement or alleged untrue statement of any material fact by the Borrower in any document or schedule executed or filed with any Governmental Authority by or on behalf of the Borrower; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents relating to the use of the proceeds of any or all borrowings made by the Borrower which are alleged to be in violation of Section 2.14, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto; or (iv) any acquisition or proposed acquisition by the Borrower of all or a portion of the Stock, or all or a portion of the as sets, of any Person whether such Indemnified Person is a party thereto. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments and the payment of all indebtedness of the Borrower under the Loan Documents, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or wilful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.

     11.11. Governing Law

          The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.

     11.12. Headings Descriptive

          Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

     11.13. Severability

          Every provision of the Loan Documents is intended to be sever able, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

     11.14. Integration

          All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Agent and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower , the Agent and the Lenders with respect to the subject matter thereof.

     11.15. Consent to Jurisdiction

          The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. The Borrower hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

     11.16. Service of Process

          The Borrower hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of the Borrower set forth in Section 11.2. The Borrower hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

     11.17. No Limitation on Service or Suit

          Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Agent or any Lender to serve process in any manner permitted by law or limit the right of the Agent or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions in which the Borrower may be served.

     11.18. WAIVER OF TRIAL BY JURY

          THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS
OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE AGENT, OR THE LENDERS, OR COUNSEL TO THE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY

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

OR OTHERWISE, THAT THE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

          TO EVIDENCE THE FOREGOING, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                              MERCURY GENERAL CORPORATION


                              By: ________________________
                              Name: ______________________
                              Title: _____________________


                              THE BANK OF NEW YORK,
                              Individually and as Agent


                              By: ________________________
                              Name: ______________________
                              Title: _____________________


                              UNION BANK OF CALIFORNIA, N.A.


                              By: ________________________
                              Name: ______________________
                              Title: _____________________


                              THE FIRST NATIONAL BANK OF
                              CHICAGO

                              By: ________________________
                              Name: ______________________
                              Title: _____________________

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